AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

THIRD QUARTER 2015

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•	All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2014.

•	Amounts may not reconcile exactly due to rounding differences.

•
During the second quarter of 2015, AXIS Capital Holdings Limited (the "Company") early adopted the Accounting Standard Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis” issued by the Financial Accounting Standards Board. The adoption of this amended accounting guidance resulted in the Company concluding that it is no longer required to consolidate the results of operations and the financial position of AXIS Ventures Reinsurance Limited (“Ventures Re”), a Bermuda domiciled insurer. The Company adopted this revised accounting guidance using the modified retrospective approach and ceased to consolidate Ventures Re effective as of January 1, 2015. The first quarter 2015 results have been adjusted to reflect the adoption of this guidance throughout this document. There was no impact from the adoption of ASU 2015-02 on the Company’s cumulative retained earnings.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the occurrence and magnitude of natural and man-made disasters,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers in emerging markets. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.

Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

Motor: provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

Other: includes aviation, marine and personal accident reinsurance.

The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended September 30,				Nine months ended September 30,
		2015	2014	Change		2015	2014	Change

HIGHLIGHTS	Gross premiums written	$936,583	$896,814	4.4%		$3,803,928	$3,949,479	(3.7%)
	Gross premiums written - Insurance	64.8%	61.9%	2.9	pts	51.8%	48.4%	3.4	pts
	Gross premiums written - Reinsurance	35.2%	38.1%	(2.9)	pts	48.2%	51.6%	(3.4)	pts
	Net premiums written	$677,217	$687,223	(1.5%)		$3,079,307	$3,351,958	(8.1%)
	Net premiums earned	$919,341	$966,138	(4.8%)		$2,764,605	$2,912,482	(5.1%)
	Net premiums earned - Insurance	48.4%	47.8%	0.6	pts	48.6%	47.0%	1.6	pts
	Net premiums earned - Reinsurance	51.6%	52.2%	(0.6)	pts	51.4%	53.0%	(1.6)	pts
	Net income available to common shareholders	$247,620	$279,104	(11.3%)		$466,772	$606,992	(23.1%)
	Operating income [a]	51,031	132,770	(61.6%)		280,682	442,581	(36.6%)
	Reserve for losses and loss expenses	9,703,583	9,751,903	(0.5%)		9,703,583	9,751,903	(0.5%)
	Total shareholders’ equity attributable to AXIS Capital	$5,826,366	$5,818,489	0.1%		$5,826,366	$5,818,489	0.1%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$2.52	$2.71	(7.0%)		$4.69	$5.74	(18.3%)
	Diluted earnings per common share	2.50	2.68	(6.7%)		4.65	5.68	(18.1%)
	Operating income per common share - diluted [b]	$0.51	$1.27	(59.8%)		$2.79	$4.14	(32.6%)
	Weighted average common shares outstanding	98,226	102,945	(4.6%)		99,464	105,683	(5.9%)
	Diluted weighted average common shares outstanding	99,124	104,247	(4.9%)		100,468	106,953	(6.1%)
	Book value per common share [c]	$54.91	$51.48	6.7%		$54.91	$51.48	6.7%
	Diluted book value per common share (treasury stock method) [c]	53.68	49.88	7.6%		53.68	49.88	7.6%
	Diluted tangible book value per common share (treasury stock method) [a][c]	52.78	49.02	7.7%		52.78	49.02	7.7%
	Accumulated dividends declared per common share	$9.85	$8.69	13.3%		$9.85	$8.69	13.3%

FINANCIAL RATIOS	ROACE [d]	18.8%	21.2%	(2.4)	pts	12.0%	15.6%	(3.6)	pts
	Operating ROACE [e]	3.9%	10.1%	(6.2)	pts	7.2%	11.4%	(4.2)	pts
	Net loss and loss expense ratio	61.0%	57.1%	3.9	pts	59.8%	57.1%	2.7	pts
	Acquisition cost ratio	19.9%	19.2%	0.7	pts	19.4%	18.9%	0.5	pts
	General and administrative expense ratio	15.7%	15.9%	(0.2)	pts	16.5%	15.6%	0.9	pts
	Combined ratio	96.6%	92.2%	4.4	pts	95.7%	91.6%	4.1	pts

INVESTMENT DATA	Total assets	$20,557,341	$20,965,047	(1.9%)		$20,557,341	$20,965,047	(1.9%)
	Total cash and invested assets [f]	14,724,806	15,451,826	(4.7%)		14,724,806	15,451,826	(4.7%)
	Net investment income	45,685	66,562	(31.4%)		226,336	264,171	(14.3%)
	Net realized investment gains (losses)	$(69,957)	$77,448	nm		$(123,618)	$121,329	nm
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [g]	(0.3%)	(0.7%)	0.4	pts	0.3%	1.9%	(1.6)	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [g]	(0.1%)	(0.1%)	—	pts	0.9%	2.4%	(1.5)	pts
	Return on other investments [h]	(3.3%)	(0.3%)	(3.0)	pts	2.0%	4.6%	(2.6)	pts
	Book yield of fixed maturities	2.5%	2.5%	—	pts	2.5%	2.5%	—	pts

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 26 for reconciliation of operating income to net income available to common shareholders and page 27 for diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by diluted weighted average common shares and share equivalents outstanding.

[c]
Calculation at September 30, 2015 includes 1,372,048 additional shares expected to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

[d]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[e]
Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[f]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[g]	In calculating total return, we include net investment income, net realized investment gains (losses) and the change in unrealized gains (losses) generated by our average cash and investment balances.

[h]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013
UNDERWRITING REVENUES
Gross premiums written	$936,583	$1,188,413	$1,678,932	$762,040	$896,814	$904,797
Premiums ceded	(259,366)	(241,869)	(223,386)	(207,023)	(209,591)	(188,408)
Net premiums written	677,217	946,544	1,455,546	555,017	687,223	716,389

Gross premiums earned	1,148,356	1,158,755	1,114,311	1,164,355	1,160,577	1,125,289
Ceded premiums expensed	(229,015)	(217,544)	(210,258)	(205,838)	(194,439)	(180,047)
Net premiums earned	919,341	941,211	904,053	958,517	966,138	945,242
Other insurance related income (loss)	1,158	3,486	7,676	(11,818)	7,702	725
Total underwriting revenues	920,499	944,697	911,729	946,699	973,840	945,967

UNDERWRITING EXPENSES
Net losses and loss expenses	560,387	580,153	512,328	524,625	552,064	501,522
Acquisition costs	182,744	183,263	171,542	187,349	185,950	173,682
Underwriting-related general and administrative expenses [a]	121,123	124,433	127,069	122,005	122,362	117,675
Total underwriting expenses	864,254	887,849	810,939	833,979	860,376	792,879

UNDERWRITING INCOME [b]	56,245	56,848	100,790	112,720	113,464	153,088

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	45,685	88,544	92,107	78,595	66,562	103,429
Net realized investment gains (losses)	(69,957)	(11,110)	(42,553)	10,779	77,448	(4,708)
Interest expense and financing costs	(12,918)	(12,939)	(12,257)	(17,783)	(20,344)	(15,260)
Total other operating revenues (expenses)	(37,190)	64,495	37,297	71,591	123,666	83,461

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	28,088	(22,108)	63,220	46,086	72,292	(56,860)
Termination fee received	280,000	—	—	—	—	—
Corporate expenses [a]	(23,604)	(24,049)	(36,172)	(43,145)	(30,554)	(23,024)
Reorganization and related expenses	(45,867)	—	—	—	—	—
Total other (expenses) revenues	238,617	(46,157)	27,048	2,941	41,738	(79,884)

INCOME BEFORE INCOME TAXES	257,672	75,186	165,135	187,252	278,868	156,665

Income tax (expense) benefit	(30)	(1,815)	690	(16,382)	4,098	(6,030)

NET INCOME	257,642	73,371	165,825	170,870	282,966	150,635

Amounts attributable from noncontrolling interests	—	—	—	2,815	6,160	—

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	257,642	73,371	165,825	173,685	289,126	150,635

Preferred share dividends	(10,022)	(10,022)	(10,022)	(10,022)	(10,022)	(13,514)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$247,620	$63,349	$155,803	$163,663	$279,104	$137,121

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	61.0%	61.6%	56.7%	54.7%	57.1%	53.1%
Acquisition cost ratio	19.9%	19.5%	19.0%	19.5%	19.2%	18.4%
General and administrative expense ratio [a]	15.7%	15.8%	18.0%	17.3%	15.9%	14.8%
Combined ratio	96.6%	96.9%	93.7%	91.5%	92.2%	86.3%

Weighted average basic shares outstanding	98,226	100,274	99,910	100,468	102,945	111,676
Weighted average diluted shares outstanding	99,124	101,160	101,139	102,038	104,247	113,355
Basic earnings per common share	$2.52	$0.63	$1.56	$1.63	$2.71	$1.23
Diluted earnings per common share	$2.50	$0.63	$1.54	$1.60	$2.68	$1.21
ROACE (annualized)	18.8%	4.7%	11.8%	12.6%	21.2%	10.9%
Operating ROACE (annualized)	3.9%	7.0%	10.3%	9.3%	10.1%	15.6%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income before income taxes) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - YEAR TO DATE

	Nine months ended September 30,			Year ended December 31,
	2015	2014	2013	2014	2013
UNDERWRITING REVENUES
Gross premiums written	$3,803,928	$3,949,479	$3,871,085	$4,711,519	$4,697,041
Premiums ceded	(724,621)	(597,521)	(590,849)	(804,544)	(768,841)
Net premiums written	3,079,307	3,351,958	3,280,236	3,906,975	3,928,200

Gross premiums earned	3,421,422	3,487,990	3,330,123	4,652,345	4,459,269
Ceded premiums expensed	(656,817)	(575,508)	(564,969)	(781,346)	(752,204)
Net premiums earned	2,764,605	2,912,482	2,765,154	3,870,999	3,707,065
Other insurance related income	12,319	12,468	1,756	650	4,424
Total underwriting revenues	2,776,924	2,924,950	2,766,910	3,871,649	3,711,489

UNDERWRITING EXPENSES
Net losses and loss expenses	1,652,868	1,662,097	1,582,835	2,186,722	2,134,195
Acquisition costs	537,549	549,848	488,892	737,197	664,191
Underwriting-related general and administrative expenses	372,625	364,195	361,373	486,201	485,134
Total underwriting expenses	2,563,042	2,576,140	2,433,100	3,410,120	3,283,520

UNDERWRITING INCOME	213,882	348,810	333,810	461,529	427,969

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	226,336	264,171	295,450	342,766	409,312
Net realized investment gains (losses)	(123,618)	121,329	56,004	132,108	75,564
Interest expense and financing costs	(38,114)	(56,913)	(46,355)	(74,695)	(61,979)
Total other operating revenues	64,604	328,587	305,099	400,179	422,897

OTHER (EXPENSES) REVENUE
Foreign exchange gains (losses)	69,200	58,353	(11,659)	104,439	(26,143)
Termination fee received	280,000	—	—	—	—
Corporate expenses [a]	(83,826)	(92,530)	(69,834)	(135,675)	(90,256)
Reorganization and related expenses	(45,867)	—	—	—	—
Total other expenses	219,507	(34,177)	(81,493)	(31,236)	(116,399)

INCOME BEFORE INCOME TAXES	497,993	643,220	557,416	830,472	734,467

Income tax expense	(1,155)	(9,527)	(11,500)	(25,908)	(7,002)

NET INCOME	496,838	633,693	545,916	804,564	727,465

Amounts attributable from noncontrolling interests	—	3,365	—	6,181	—

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	496,838	637,058	545,916	810,745	727,465

Preferred share dividends	(30,066)	(30,066)	(30,452)	(40,088)	(40,474)
Loss on repurchase of preferred shares	—	—	(3,081)	—	(3,081)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$466,772	$606,992	$512,383	$770,657	$683,910

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	59.8%	57.1%	57.2%	56.5%	57.6%
Acquisition cost ratio	19.4%	18.9%	17.7%	19.0%	17.9%
General and administrative expense ratio [a]	16.5%	15.6%	15.6%	16.1%	15.5%
Combined ratio	95.7%	91.6%	90.5%	91.6%	91.0%

Weighted average basic shares outstanding	99,464	105,683	114,606	104,368	113,636
Weighted average diluted shares outstanding	100,468	106,953	116,214	105,713	115,328
Basic earnings per common share	$4.69	$5.74	$4.47	$7.38	$6.02
Diluted earnings per common share	$4.65	$5.68	$4.41	$7.29	$5.93
ROACE [b]	12.0%	15.6%	13.1%	14.8%	13.1%
Operating ROACE [b]	7.2%	11.4%	12.1%	10.8%	12.1%

[a]	Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]	Annualized for the nine-month periods.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended September 30, 2015			Nine months ended September 30, 2015
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$606,704	$329,879	$936,583	$1,970,554	$1,833,374	$3,803,928
Net premiums written	381,118	296,099	677,217	1,352,122	1,727,185	3,079,307

Gross premiums earned	647,024	501,332	1,148,356	1,934,425	1,486,997	3,421,422
Ceded premiums expensed	(202,474)	(26,541)	(229,015)	(590,086)	(66,731)	(656,817)
Net premiums earned	444,550	474,791	919,341	1,344,339	1,420,266	2,764,605
Other insurance related income	542	616	1,158	811	11,508	12,319
Total underwriting revenues	445,092	475,407	920,499	1,345,150	1,431,774	2,776,924

UNDERWRITING EXPENSES
Net losses and loss expenses	283,272	277,115	560,387	866,580	786,288	1,652,868
Acquisition costs	69,118	113,626	182,744	200,493	337,056	537,549
Underwriting-related general and administrative expenses	85,814	35,309	121,123	261,924	110,701	372,625
Total underwriting expenses	438,204	426,050	864,254	1,328,997	1,234,045	2,563,042

UNDERWRITING INCOME	$6,888	$49,357	$56,245	$16,153	$197,729	$213,882

KEY RATIOS
Current accident year loss ratio	64.3%	67.4%	65.9%	66.0%	65.5%	65.8%
Prior period reserve development	(0.6%)	(9.0%)	(4.9%)	(1.5%)	(10.1%)	(6.0%)
Net loss and loss expense ratio	63.7%	58.4%	61.0%	64.5%	55.4%	59.8%
Acquisition cost ratio	15.5%	23.9%	19.9%	14.9%	23.7%	19.4%
Underwriting-related general and administrative expense ratio	19.4%	7.4%	13.1%	19.5%	7.8%	13.5%
Corporate expense ratio			2.6%			3.0%
Combined ratio	98.6%	89.7%	96.6%	98.9%	86.9%	95.7%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Nine months ended September 30,
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013	2015	2014

INSURANCE SEGMENT
Property	$139,488	$196,817	$129,624	$153,563	$143,236	$147,485	$465,929	$490,953
Marine	38,817	85,483	91,586	26,236	41,529	38,406	215,885	212,084
Terrorism	11,192	6,610	7,935	10,194	11,055	10,418	25,737	27,511
Aviation	10,222	9,519	10,014	26,601	17,735	4,379	29,755	31,020
Credit and Political Risk	8,542	12,981	8,117	16,100	3,782	7,099	29,640	29,268
Professional Lines	196,218	251,730	150,422	267,950	196,576	208,174	598,370	594,835
Liability	104,666	112,870	82,667	92,608	94,833	100,018	300,204	275,842
Accident and Health	97,559	85,116	122,359	31,061	46,537	58,799	305,034	249,589
TOTAL INSURANCE SEGMENT	606,704	761,126	602,724	624,313	555,283	574,778	1,970,554	1,911,102

REINSURANCE SEGMENT
Catastrophe	56,693	95,653	131,216	13,101	71,319	71,851	283,562	359,824
Property	67,539	58,258	182,012	4,099	45,030	58,294	307,809	345,677
Professional Lines	45,509	94,152	65,024	69,236	51,007	66,017	204,685	224,028
Credit and Surety	23,390	16,210	191,357	6,104	23,933	29,487	230,958	252,761
Motor	21,359	14,196	297,690	5,152	9,445	4,286	333,245	286,141
Liability	111,361	57,730	89,772	34,769	145,488	75,100	258,862	330,698
Agriculture	(3,303)	72,709	69,729	(3,577)	(10,206)	8,659	139,135	169,624
Engineering	4,397	15,707	38,059	7,589	2,579	12,462	58,163	47,861
Other	2,934	2,672	11,349	1,254	2,936	3,863	16,955	21,763
TOTAL REINSURANCE SEGMENT	329,879	427,287	1,076,208	137,727	341,531	330,019	1,833,374	2,038,377

CONSOLIDATED TOTAL	$936,583	$1,188,413	$1,678,932	$762,040	$896,814	$904,797	$3,803,928	$3,949,479

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013
UNDERWRITING REVENUES
Gross premiums written	$606,704	$761,126	$602,724	$624,313	$555,283	$574,778
Net premiums written	381,118	534,263	436,740	418,150	363,571	393,627

Gross premiums earned	647,024	649,053	638,348	655,199	643,864	626,005
Ceded premiums expensed	(202,474)	(196,731)	(190,881)	(193,339)	(182,059)	(177,933)
Net premiums earned	444,550	452,322	447,467	461,860	461,805	448,072
Other insurance related income (loss)	542	269	—	(12)	—	725
Total underwriting revenues	445,092	452,591	447,467	461,848	461,805	448,797

UNDERWRITING EXPENSES
Net losses and loss expenses	283,272	297,534	285,773	272,787	289,207	216,440
Acquisition costs	69,118	66,920	64,455	71,444	71,264	61,087
General and administrative expenses	85,814	88,420	87,689	84,005	85,750	82,548
Total underwriting expenses	438,204	452,874	437,917	428,236	446,221	360,075

UNDERWRITING INCOME (LOSS)	$6,888	$(283)	$9,550	$33,612	$15,584	$88,722

KEY RATIOS
Current accident year loss ratio	64.3%	69.2%	64.6%	61.2%	64.7%	55.9%
Prior period reserve development	(0.6%)	(3.4%)	(0.7%)	(2.1%)	(2.1%)	(7.6%)
Net loss and loss expense ratio	63.7%	65.8%	63.9%	59.1%	62.6%	48.3%
Acquisition cost ratio	15.5%	14.8%	14.4%	15.5%	15.4%	13.6%
General and administrative expense ratio	19.4%	19.5%	19.6%	18.1%	18.6%	18.5%
Combined ratio	98.6%	100.1%	97.9%	92.7%	96.6%	80.4%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013
UNDERWRITING REVENUES
Gross premiums written	$329,879	$427,287	$1,076,208	$137,727	$341,531	$330,019
Net premiums written	296,099	412,281	1,018,806	136,867	323,652	322,762

Gross premiums earned	501,332	509,702	475,963	509,156	516,713	499,284
Ceded premiums expensed	(26,541)	(20,813)	(19,377)	(12,499)	(12,380)	(2,114)
Net premiums earned	474,791	488,889	456,586	496,657	504,333	497,170
Other insurance related income (loss)	616	3,217	7,676	(11,806)	7,702	—
Total underwriting revenues	475,407	492,106	464,262	484,851	512,035	497,170

UNDERWRITING EXPENSES
Net losses and loss expenses	277,115	282,619	226,555	251,838	262,857	285,082
Acquisition costs	113,626	116,343	107,087	115,905	114,686	112,595
General and administrative expenses	35,309	36,013	39,380	38,000	36,612	35,127
Total underwriting expenses	426,050	434,975	373,022	405,743	414,155	432,804

UNDERWRITING INCOME	$49,357	$57,131	$91,240	$79,108	$97,880	$64,366

KEY RATIOS
Current accident year loss ratio	67.4%	67.9%	61.2%	62.0%	63.0%	66.6%
Prior period reserve development	(9.0%)	(10.1%)	(11.6%)	(11.3%)	(10.9%)	(9.3%)
Net loss and loss expense ratio	58.4%	57.8%	49.6%	50.7%	52.1%	57.3%
Acquisition cost ratio	23.9%	23.8%	23.5%	23.3%	22.7%	22.6%
General and administrative expense ratio	7.4%	7.4%	8.6%	7.7%	7.3%	7.2%
Combined ratio	89.7%	89.0%	81.7%	81.7%	82.1%	87.1%

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY AND YEAR TO DATE

							Nine months ended September 30,
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013	2015	2014

Fixed maturities	$75,980	$77,998	$66,088	$70,187	$74,996	$74,691	$220,066	$226,475
Other investments	(27,421)	14,102	30,935	11,753	(3,384)	32,127	17,616	45,868
Equity securities	3,445	2,674	1,676	2,223	2,022	3,871	7,795	9,609
Mortgage loans	482	281	13	—	—	—	776	—
Cash and cash equivalents	993	1,678	1,099	2,409	2,081	382	3,770	9,127
Short-term investments	83	125	69	125	141	127	277	600

Gross investment income	53,562	96,858	99,880	86,697	75,856	111,198	250,300	291,679
Investment expenses	(7,877)	(8,314)	(7,773)	(8,102)	(9,294)	(7,769)	(23,964)	(27,508)

Net investment income	$45,685	$88,544	$92,107	$78,595	$66,562	$103,429	$226,336	$264,171

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2015	2015	2015	2014	2014	2013
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,139,595	$12,005,736	$12,012,894	$12,129,273	$12,444,684	$11,984,740
Equity securities, available for sale, at fair value	689,157	659,181	601,329	567,707	629,502	650,627
Mortgage loans, held for investment, at amortized cost	129,431	79,606	9,935	—	—	—
Other investments, at fair value	800,319	853,101	939,006	965,465	946,836	994,572
Short-term investments, at fair value and amortized cost	7,152	30,618	38,373	107,534	114,428	84,709
Total investments	13,765,654	13,628,242	13,601,537	13,769,979	14,135,450	13,714,648
Cash and cash equivalents	1,180,473	1,180,059	1,183,782	1,209,695	1,407,811	1,109,998
Accrued interest receivable	75,375	78,409	79,706	83,070	91,777	98,285
Insurance and reinsurance premium balances receivable	2,169,581	2,394,037	2,255,036	1,808,620	2,112,906	1,920,985
Reinsurance recoverable on paid and unpaid losses	2,036,099	2,063,087	1,952,371	1,926,145	1,947,529	1,899,510
Deferred acquisition costs	544,178	594,863	616,785	466,987	556,723	505,002
Prepaid reinsurance premiums	416,451	387,639	357,042	351,441	351,488	340,280
Receivable for investments sold	7,220	1,304	13,432	169	6,472	1,317
Goodwill and intangible assets	87,329	101,053	88,508	88,960	88,740	91,656
Other assets	274,981	276,182	268,350	250,670	266,151	251,268
TOTAL ASSETS	$20,557,341	$20,704,875	$20,416,549	$19,955,736	$20,965,047	$19,932,949

LIABILITIES
Reserve for losses and loss expenses	$9,703,583	$9,693,440	$9,443,222	$9,596,797	$9,751,903	$9,484,516
Unearned premiums	3,107,348	3,324,578	3,287,920	2,735,376	3,142,055	2,990,301
Insurance and reinsurance balances payable	301,830	296,794	300,029	249,186	244,815	261,737
Senior notes	991,562	991,302	991,045	990,790	1,490,498	995,699
Payable for investments purchased	303,916	213,142	196,526	188,176	189,684	174,034
Other liabilities	322,736	237,061	220,644	315,471	265,968	238,833
TOTAL LIABILITIES	14,730,975	14,756,317	14,439,386	14,075,796	15,084,923	14,145,120

SHAREHOLDERS’ EQUITY
Preferred shares	627,843	627,843	627,843	627,843	627,843	627,843
Common shares	2,202	2,201	2,200	2,191	2,190	2,172
Additional paid-in capital	2,230,278	2,285,772	2,287,065	2,285,016	2,273,110	2,225,826
Accumulated other comprehensive income	(117,593)	(78,067)	(17,070)	(45,574)	22,935	130,373
Retained earnings	6,093,897	5,875,147	5,842,239	5,715,504	5,581,942	4,921,716
Treasury shares, at cost	(3,010,261)	(2,764,338)	(2,765,114)	(2,763,859)	(2,689,531)	(2,120,101)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	5,826,366	5,948,558	5,977,163	5,821,121	5,818,489	5,787,829
Noncontrolling interests	—	—	—	58,819	61,635	—
TOTAL SHAREHOLDERS' EQUITY	5,826,366	5,948,558	5,977,163	5,879,940	5,880,124	5,787,829

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,557,341	$20,704,875	$20,416,549	$19,955,736	$20,965,047	$19,932,949

Basic common shares outstanding	96,049	100,284	100,219	99,426	100,827	111,651
Diluted common shares outstanding	98,213	102,690	102,924	102,577	104,073	115,684
Book value per common share [a]	$54.91	$53.06	$53.38	$52.23	$51.48	$46.22
Diluted book value per common share [a]	53.68	51.81	51.97	50.63	49.88	44.60
Diluted tangible book value per common share [a]	$52.78	$50.83	$51.11	$49.76	$49.02	$43.81
Debt to total capital [b]	14.5%	14.3%	14.2%	14.5%	20.4%	14.7%
Debt and preferred equity to total capital	23.8%	23.3%	23.2%	23.8%	29.0%	23.9%

[a]
Calculation at September 30, 2015 includes 1,372,048 additional shares expected to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

[b]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At September 30, 2015

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,867,800	$9,517	$(12,859)	$1,864,458	12.7%
Non-U.S. government	835,965	3,888	(67,139)	772,714	5.2%
Corporate debt	4,540,189	29,437	(77,543)	4,492,083	30.5%
Agency RMBS	2,172,782	38,239	(3,313)	2,207,708	15.0%
CMBS	1,069,887	11,623	(3,651)	1,077,859	7.3%
Non-Agency RMBS	103,180	2,173	(1,456)	103,897	0.7%
ABS	1,448,536	2,138	(11,451)	1,439,223	9.8%
Municipals	178,919	3,780	(1,046)	181,653	1.2%
Total fixed maturities	12,217,258	100,795	(178,458)	12,139,595	82.4%

Equity securities, available for sale
Exchange traded funds	563,262	21,835	(17,704)	567,393	3.9%
Bond mutual funds	122,200	—	(436)	121,764	0.8%
Total equity securities	685,462	21,835	(18,140)	689,157	4.7%

Total available for sale investments	$12,902,720	$122,630	$(196,598)	12,828,752	87.1%

Mortgage loans, held for investment				129,431	0.9%

Other investments (see below)				800,319	5.4%

Short-term investments				7,152	0.1%

Total investments				13,765,654	93.5%

Cash and cash equivalents [a]				1,180,473	8.0%

Accrued interest receivable				75,375	0.5%

Net receivable/(payable) for investments sold (purchased)				(296,696)	(2.0%)

Total cash and invested assets				$14,724,806	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$154,099	19.3%
Multi-strategy funds				341,452	42.7%
Event-driven funds				140,343	17.5%
Leveraged bank loan funds				75	—%
Direct lending funds				79,283	9.9%
Real estate funds				4,369	0.5%
Collateralized loan obligations - equity tranches				80,698	10.1%
Total				$800,319	100.0%

[a]	Includes $188 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	12.7%	11.5%	10.1%	10.9%	9.8%	10.1%
Non-U.S. government	5.2%	6.1%	5.9%	6.9%	7.4%	8.2%
Corporate debt	30.5%	30.0%	30.7%	29.3%	27.5%	23.8%
MBS:
Agency RMBS	15.0%	14.5%	14.9%	15.3%	13.7%	17.0%
CMBS	7.3%	7.5%	7.7%	7.4%	6.2%	5.0%
Non-agency RMBS	0.7%	0.7%	0.5%	0.5%	0.5%	0.5%
ABS	9.8%	9.7%	10.1%	9.8%	9.3%	6.2%
Municipals	1.2%	1.7%	1.4%	1.4%	6.1%	10.5%

Total Fixed Maturities	82.4%	81.7%	81.3%	81.5%	80.5%	81.3%
Equity securities	4.7%	4.5%	4.1%	4.0%	4.0%	4.4%
Mortgage loans	0.9%	0.5%	0.1%	—%	—%	—%
Other investments	5.4%	5.8%	6.3%	6.5%	6.1%	6.7%
Short-term investments	0.1%	0.4%	0.3%	0.6%	0.9%	0.6%

Total Investments	93.5%	92.9%	92.1%	92.6%	91.5%	93.0%
Cash and cash equivalents	8.0%	8.0%	8.6%	8.1%	9.1%	7.5%
Accrued interest receivable	0.5%	0.5%	0.5%	0.6%	0.6%	0.7%
Net receivable/(payable) for investments sold or purchased	(2.0%)	(1.4%)	(1.2%)	(1.3%)	(1.2%)	(1.2%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	15.4%	14.0%	12.4%	13.4%	12.2%	12.4%
AAA	35.0%	35.8%	36.9%	38.9%	35.5%	35.8%
AA	10.9%	10.5%	10.6%	8.5%	12.3%	15.2%
A	18.7%	18.4%	18.5%	18.2%	19.1%	17.6%
BBB	11.6%	12.3%	12.6%	12.5%	12.8%	11.3%
Below BBB	8.4%	9.0%	9.0%	8.5%	8.1%	7.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	3.5%	4.5%	4.2%	3.5%	4.5%	5.6%
From one to five years	36.5%	36.4%	36.2%	40.3%	42.3%	42.7%
From five to ten years	17.7%	16.7%	16.8%	14.0%	14.4%	15.4%
Above ten years	2.5%	2.7%	2.0%	1.7%	2.0%	1.0%
Asset-backed and mortgage-backed securities	39.8%	39.7%	40.8%	40.5%	36.8%	35.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%	2.5%	2.5%	2.5%	2.5%	2.6%
Yield to maturity of fixed maturities	2.5%	2.5%	2.2%	2.4%	2.3%	2.2%
Average duration of fixed maturities (inclusive of duration hedges)	3.1 yrs	3.2 yrs	3.0 yrs	2.9 yrs	2.9 yrs	3.2 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At September 30, 2015

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$9,437		$18,386	$46,389	$—	$64,775	$—	$794	$—	$75,006	$—		$75,006
Germany	—		8,315	25,930	20,387	54,632	—	9,178	—	63,810	—		63,810
France	—		1,760	49,758	—	51,518	—	—	—	51,518	—		51,518
Luxembourg	—		—	32,555	—	32,555	—	—	—	32,555	—		32,555
Ireland	—		5,950	11,015	—	16,965	—	—	4,860	21,825	—		21,825
Supranational [a]	17,946		—	—	—	—	—	—	—	17,946	—		17,946
Italy	—		2,859	13,013	—	15,872	—	—	—	15,872	—		15,872
Belgium	—		—	11,838	—	11,838	—	—	—	11,838	—		11,838
Spain	—		—	6,828	—	6,828	—	—	—	6,828	—		6,828
Austria	—		—	3,185	—	3,185	—	—	—	3,185	—		3,185
Other [b]	—		—	—	—	—	—	—	—	—	52,384		52,384
Total eurozone	27,383		37,270	200,511	20,387	258,168	—	9,972	4,860	300,383	52,384		352,767
Other concentrations:
United Kingdom	207,046		44,136	142,092	567	186,795	—	24,916	1,753	420,510	5,418		425,928
Canada	117,827		101,475	74,521	41,548	217,544	—	—	—	335,371	—		335,371
Australia	186,250		62,266	20,343	—	82,609	—	—	903	269,762	—		269,762
Japan	—		53,974	8,466	—	62,440	—	—	—	62,440	18,079		80,519
Mexico	53,091		—	19,000	—	19,000	—	—	—	72,091	—		72,091
Other	181,117		10,611	71,600	—	82,211	—	—	—	263,328	35,335	[c]	298,663
Total other concentrations	745,331		272,462	336,022	42,115	650,599	—	24,916	2,656	1,423,502	58,832		1,482,334

Total Non-U.S. concentrations	772,714		309,732	536,533	62,502	908,767	—	34,888	7,516	1,723,885	111,216		1,835,101

United States	1,834,673	[d]	1,527,550	2,055,766	—	3,583,316	2,207,708	1,146,868	1,431,707	10,204,272	577,941	[e]	10,782,213
United States agencies	29,785		—	—	—	—	—	—	—	29,785	—		29,785
United States local governments	181,653		—	—	—	—	—	—	—	181,653	—		181,653
Total U.S. concentrations	2,046,111		1,527,550	2,055,766	—	3,583,316	2,207,708	1,146,868	1,431,707	10,415,710	577,941		10,993,651

Totals	$2,818,825		$1,837,282	$2,592,299	$62,502	$4,492,083	$2,207,708	$1,181,756	$1,439,223	$12,139,595	$689,157		$12,828,752

[a]	Represents holdings of the European Investment Bank.

[b]
Represents holdings in one non-U.S. bond mutual fund with underlying exposure to primarily sovereign and corporate debt and one exchange-traded fund ("ETF"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents ETF’s designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETF’s designed to track the S&P 500, closed end funds with the United States as the primary country of risk and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At September 30, 2015

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$1,112,703	24.8%	7.6%
Foreign banking [a]	243,281	5.4%	1.7%
Corporate/commercial finance	220,359	4.9%	1.5%
Insurance	99,077	2.2%	0.7%
Investment brokerage	26,058	0.6%	0.2%
Total financial institutions	1,701,478	37.9%	11.7%
Consumer non-cyclicals	407,674	9.1%	2.8%
Consumer cyclical	323,261	7.2%	2.2%
Communications	267,206	5.9%	1.8%
Industrials	228,859	5.1%	1.6%
Technology	163,914	3.6%	1.1%
Energy	155,173	3.5%	1.1%
Utilities	104,422	2.3%	0.7%
Transportation	83,908	1.9%	0.6%
Non-U.S. government guaranteed [b]	62,502	1.4%	0.4%
Total investment grade	3,498,397	77.9%	24.0%

Total non-investment grade	993,686	22.1%	6.5%

Total corporate debt	$4,492,083	100.0%	30.5%

[a]	Located in Canada, Australia, Japan, United Kingdom, Germany, Switzerland and Chile.

[b]	Includes $20 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At September 30, 2015

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
MORGAN STANLEY	$129,931	$2,075	$132,006	1.1%
GOLDMAN SACHS GROUP	119,762	1,126	120,888	1.0%
JP MORGAN CHASE & CO	116,466	1,609	118,075	1.0%
BANK OF AMERICA CORP	112,078	395	112,473	0.9%
AMERICAN EXPRESS COMPANY	98,355	27	98,382	0.8%
WELLS FARGO & COMPANY	88,098	(187)	87,911	0.7%
PNC FINANCIAL SERVICES GROUP INC	86,110	76	86,186	0.7%
FORD MOTOR COMPANY	71,021	(1,584)	69,437	0.6%
VERIZON COMMUNICATIONS INC	58,316	(841)	57,475	0.5%
KEYCORP	54,426	118	54,544	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At September 30, 2015

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,207,708	$24,157	$5,936	$25,791	$20,900	$27,113	$2,311,605
Commercial MBS	—	649,761	232,334	164,012	31,421	331	1,077,859
ABS	—	991,848	354,961	79,917	9,725	2,772	1,439,223

Total mortgage-backed and asset-backed securities	$2,207,708	$1,665,766	$593,231	$269,720	$62,046	$30,216	$4,828,687

Percentage of total	45.7%	34.5%	12.3%	5.6%	1.3%	0.6%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$28,812	$38,639	$23,788	$29,280	$31,460	$16,713
Reinsurance	—	2,389	7,944	6,584	1,399	—
Total	$28,812	$41,028	$31,732	$35,864	$32,859	$16,713

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$660,861	$668,053	$576,718	$584,378	$608,304	$608,886
Reinsurance	8,039	9,143	936	985	514	—
Total	$668,900	$677,196	$577,654	$585,363	$608,818	$608,886

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,323,350	$1,327,163	$1,326,362	$1,320,518	$1,318,833	$1,285,078
Reinsurance	32,457	34,889	33,509	2,023	5,244	6,982
Total	$1,355,807	$1,362,052	$1,359,871	$1,322,541	$1,324,077	$1,292,060

Provision against reinsurance recoverables:
Insurance	$(17,420)	$(17,189)	$(16,886)	$(17,623)	$(18,225)	$(18,149)
Reinsurance	—	—	—	—	—	—
Total	$(17,420)	$(17,189)	$(16,886)	$(17,623)	$(18,225)	$(18,149)

Net reinsurance recoverables:
Insurance	$1,995,603	$2,016,666	$1,909,982	$1,916,553	$1,940,372	$1,892,528
Reinsurance	40,496	46,421	42,389	9,592	7,157	6,982
Total	$2,036,099	$2,063,087	$1,952,371	$1,926,145	$1,947,529	$1,899,510

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At September 30, 2015

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,523,642	$(18,364)	$1,505,278	77.3%	25.8%	$(13,004)	0.9%	$1,510,638
Other reinsurers balances > $20 million	262,753	(36,590)	226,163	11.6%	3.9%	(1,513)	0.6%	261,240
Other reinsurers balances < $20 million	267,124	(50,975)	216,149	11.1%	3.7%	(2,903)	1.1%	264,221
Total	$2,053,519	$(105,929)	$1,947,590	100.0%	33.4%	$(17,420)	0.8%	$2,036,099
At September 30, 2015, 97.4% (December 31, 2014: 98.5%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Transatlantic Reinsurance Company	12.6%	4.2%
Lloyd's of London	11.5%	3.8%
Swiss Reinsurance America Corporation	11.5%	3.8%
Partner Reinsurance Company of the US	10.7%	3.6%
Berkley Insurance Company	7.8%	2.6%
Hannover Ruckversicherungs Aktiengesellschaft	5.3%	1.8%
Ace Property & Casualty Insurance	5.2%	1.7%
Everest Reinsurance Company	5.0%	1.7%
XL Reinsurance America Inc	4.1%	1.4%
Liberty Mutual Insurance Company	3.6%	1.2%
	77.3%	25.8%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended September 30, 2015			Nine months ended September 30, 2015
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,693,440	$(2,022,059)	$7,671,381	$9,596,797	$(1,890,280)	$7,706,517
Incurred	681,516	(121,129)	560,387	2,076,344	(423,476)	1,652,868
Paid	(601,001)	123,224	(477,777)	(1,802,557)	322,828	(1,479,729)
Foreign exchange and other	(70,372)	12,677	(57,695)	(167,001)	(16,359)	(183,360)

End of period [a]	$9,703,583	$(2,007,287)	$7,696,296	$9,703,583	$(2,007,287)	$7,696,296

[a]
At September 30, 2015, the gross reserve for losses and loss expenses included IBNR of $6,423 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2014, the comparable amount was $6,311 million, or 66%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended September 30, 2015			Nine months ended September 30, 2015
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$388,142	$212,859	$601,001	$1,028,618	$773,939	$1,802,557
Reinsurance recoveries	(121,560)	(1,664)	(123,224)	(302,704)	(20,124)	(322,828)

Net losses paid	266,582	211,195	477,777	725,914	753,815	1,479,729

Change in:
Reported case reserves	(29,415)	22,545	(6,870)	106,208	(11,036)	95,172
IBNR	46,941	40,444	87,385	132,756	45,859	178,615
Reinsurance recoveries on unpaid loss and loss expense reserves	(836)	2,931	2,095	(98,298)	(2,350)	(100,648)

Total net incurred losses and loss expenses	$283,272	$277,115	$560,387	$866,580	$786,288	$1,652,868

Gross reserve for losses and loss expenses	$5,243,445	$4,460,138	$9,703,583	$5,243,445	$4,460,138	$9,703,583

Net favorable prior year reserve development	$2,444	$42,681	$45,125	$21,225	$144,579	$165,804

Key Ratios

Net paid to net incurred percentage	94.1%	76.2%	85.3%	83.8%	95.9%	89.5%

Net paid losses / Net premiums earned	60.0%	44.5%	52.0%	54.0%	53.1%	53.5%
Change in net loss and loss expense reserves / Net premiums earned	3.7%	13.9%	9.0%	10.5%	2.3%	6.3%
Net loss and loss expense ratio	63.7%	58.4%	61.0%	64.5%	55.4%	59.8%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013

Gross losses paid	$388,142	$365,887	$274,589	$400,408	$299,526	$275,082
Reinsurance recoveries	(121,560)	(112,071)	(69,075)	(120,151)	(108,012)	(89,562)

Net losses paid	266,582	253,816	205,514	280,257	191,514	185,520

Change in:
Reported case reserves	(29,415)	110,735	24,888	(57,519)	(153)	8,348
IBNR	46,941	17,744	68,071	39,704	92,959	14,979
Reinsurance recoveries on unpaid loss and loss expense reserves	(836)	(84,761)	(12,700)	10,345	4,887	7,593

Total net incurred losses and loss expenses	$283,272	$297,534	$285,773	$272,787	$289,207	$216,440

Gross reserve for losses and loss expenses	$5,243,445	$5,262,956	$5,112,243	$5,063,147	$5,117,053	$4,819,976

Net favorable prior year reserve development	$2,444	$15,421	$3,361	$9,676	$9,488	$34,065

Key Ratios

Net paid to net incurred percentage	94.1%	85.3%	71.9%	102.7%	66.2%	85.7%

Net paid losses/Net premiums earned	60.0%	56.1%	45.9%	60.7%	41.5%	41.4%
Change in net loss and loss expense reserves / Net premiums earned	3.7%	9.7%	18.0%	(1.6%)	21.1%	6.9%
Net loss and loss expense ratio	63.7%	65.8%	63.9%	59.1%	62.6%	48.3%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013

Gross losses paid	$212,859	$256,376	$304,704	$289,236	$226,319	$224,578
Reinsurance recoveries	(1,664)	(5,798)	(12,661)	(5,213)	(475)	—

Net losses paid	211,195	250,578	292,043	284,023	225,844	224,578

Change in:
Reported case reserves	22,545	(10,675)	(22,906)	566	1,038	19,370
IBNR	40,444	52,179	(46,764)	(35,469)	39,008	(21,781)
Reinsurance recoveries on unpaid loss and loss expense reserves	2,931	(9,463)	4,182	2,718	(3,033)	62,915

Total net incurred losses and loss expenses	$277,115	$282,619	$226,555	$251,838	$262,857	$285,082

Gross reserve for losses and loss expenses	$4,460,138	$4,430,484	$4,330,979	$4,533,650	$4,634,850	$4,664,540

Net favorable prior year reserve development	$42,681	$49,192	$52,705	$55,883	$55,050	$45,970

Key Ratios

Net paid to net incurred percentage	76.2%	88.7%	128.9%	112.8%	85.9%	78.8%

Net paid losses / Net premiums earned	44.5%	51.3%	64.0%	57.2%	44.8%	45.2%
Change in net loss and loss expense reserves / Net premiums earned	13.9%	6.5%	(14.3%)	(6.5%)	7.3%	12.1%
Net loss and loss expense ratio	58.4%	57.8%	50.8%	50.7%	52.1%	57.3%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF OCTOBER 1, 2015

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$509	$629	$784
Northeast	U.S. Hurricane	38	122	196
Mid-Atlantic	U.S. Hurricane	97	211	546
Gulf of Mexico	U.S. Hurricane	334	434	635
California	Earthquake	356	455	564
Europe	Windstorm	147	211	288
Japan	Earthquake	122	223	295
Japan	Windstorm	41	70	101
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at October 1, 2015. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.6 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.6 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.6 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income available to common shareholders	$247,620	$279,104	$466,772	$606,992

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	98,226	102,945	99,464	105,683
Dilutive share equivalents:
Stock compensation plans	898	1,302	1,004	1,270
Weighted average shares outstanding - diluted	99,124	104,247	100,468	106,953

EARNINGS PER COMMON SHARE
Basic	$2.52	$2.71	$4.69	$5.74
Diluted	$2.50	$2.68	$4.65	$5.68

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q3 2013

Net income available to common shareholders	$247,620	$63,349	$155,803	$163,663	$279,104	$137,121

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	100,284	100,219	99,426	100,827	103,906	111,588
Shares issued, including those sourced from treasury	22	125	1,083	88	90	74
Shares repurchased for treasury	(4,257)	(60)	(290)	(1,489)	(3,169)	(11)
Common shares - at end of period	96,049	100,284	100,219	99,426	100,827	111,651

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	98,226	100,274	99,910	100,468	102,945	111,676
Dilutive share equivalents:
Stock compensation plans	898	886	1,229	1,570	1,302	1,679
Weighted average shares outstanding - diluted	99,124	101,160	101,139	102,038	104,247	113,355

EARNINGS PER COMMON SHARE
Basic	$2.52	$0.63	$1.56	$1.63	$2.71	$1.23
Diluted	$2.50	$0.63	$1.54	$1.60	$2.68	$1.21

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At September 30, 2015

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$53.72

Book value per common share excluding the impact of additional shares expected to be settled under the accelerated share repurchase program ("ASR")		$5,198,523	96,049	$54.12

Additional shares expected to be settled under the ASR program [b]			(1,372)	0.79

Book value per common share			94,677	$54.91

Dilutive securities: [c]
Restricted stocks			339	(0.20)
Restricted and phantom stock units			1,825	(1.03)
Diluted book value per common share		$5,198,523	96,841	$53.68

	At December 31, 2014

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$51.09

Book value per common share		$5,193,278	99,426	$52.23

Dilutive securities: [c]
Restricted stocks			1,295	(0.67)
Options	$28.02		9	—
Restricted and phantom stock units			1,846	(0.93)
Diluted book value per common share		$5,193,278	102,577	$50.63

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding.

[b]
On August 17, 2015, the Company entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase an aggregate of $300 million of the Company’s ordinary shares. On August 20, 2015, under the terms of this agreement the Company initially acquired 4,149,378 ordinary shares. The scheduled termination date of the ASR agreement is February 18, 2016 but Goldman Sachs may accelerate the termination at any time on, or after, November 18, 2015. The final number of shares to be delivered will be based on the Company’s volume-weighted average price (“VWAP”) for the period from August 18, 2015 to the termination date less a discount. The additional shares expected to be settled under the ASR of 1,372,048 have been calculated based on the VWAP for the period from August 18, 2015 to September 30, 2015, less a discount.

[c]	Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
OPERATING INCOME [a]

OPERATING INCOME	Quarter ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income available to common shareholders	$247,620	$279,104	$466,772	$606,992
Adjustment for:
Net realized (gains) losses	69,957	(77,448)	123,618	(121,329)
Associated tax impact	(2,060)	1,482	(4,176)	13,952
Foreign exchange gains	(28,088)	(72,292)	(69,200)	(58,353)
Associated tax impact	678	1,924	744	1,319
Termination fee received	(280,000)	—	(280,000)	—
Associated tax impact	—	—	—	—
Reorganization and related expenses	45,867	—	45,867	—
Associated tax impact	(2,943)	—	(2,943)	—
Operating income	$51,031	$132,770	$280,682	$442,581

Net earnings per share - diluted	$2.50	$2.68	$4.65	$5.68
Adjustment for:
Net realized (gains) losses	0.71	(0.74)	1.23	(1.13)
Associated tax impact	(0.03)	0.01	(0.04)	0.13
Foreign exchange gains	(0.28)	(0.69)	(0.69)	(0.55)
Associated tax impact	—	0.01	—	0.01
Termination fee received	(2.82)	—	(2.79)	—
Associated tax impact	—	—	—	—
Reorganization and related expenses	0.46	—	0.46	—
Associated tax impact	(0.03)	—	(0.03)	—
Operating income per share - diluted	$0.51	$1.27	$2.79	$4.14

Weighted average common shares and common share equivalents - diluted	99,124	104,247	100,468	106,953

Average common shareholders' equity	$5,259,619	$5,259,257	$5,195,901	$5,190,383

Annualized return on average common equity	18.8%	21.2%	12.0%	15.6%

Annualized operating return on average common equity	3.9%	10.1%	7.2%	11.4%

[a]	Operating income is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2015	2015	2015	2014	2014	2013
Common shareholders' equity	$5,198,523	$5,320,715	$5,349,320	$5,193,278	$5,190,646	$5,159,986
Less: goodwill and intangible assets	(87,329)	(101,053)	(88,508)	(88,960)	(88,740)	(91,656)
Tangible common shareholders' equity	$5,111,194	$5,219,662	$5,260,812	$5,104,318	$5,101,906	$5,068,330

Outstanding diluted common shares, net of treasury shares	98,213	102,690	102,924	102,577	104,073	115,684

Diluted book value per common share [c]	$53.68	$51.81	$51.97	$50.63	$49.88	$44.60

Diluted tangible book value per common share [c]	$52.78	$50.83	$51.11	$49.76	$49.02	$43.81

[a]
Diluted tangible book value per common share is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of diluted tangible book value per common share to diluted book value per common share is presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[c]
Calculation at September 30, 2015 includes 1,372,048 additional shares expected to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present operating income, consolidated underwriting income, underwriting-related general and administrative expenses and diluted tangible book value per common share, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income, diluted operating earnings per share and operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Operating Income" section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year to Date' sections of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year to Date' sections of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Diluted Tangible Book Value per Common Share' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses") and diluted tangible book value per common share.

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

The termination fee received represents the break-up fee paid by PartnerRe Ltd. following the cancellation of the amalgamation agreement with AXIS Capital and is not indicative of future revenues of the Company.

Reorganization and related expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

The termination fee received represents the break-up fee received on the cancellation of the amalgamation agreement between PartnerRe Ltd. and AXIS Capital and should be excluded from consolidated underwriting income since it is not related to underwriting operations.

Reorganization and related expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.